Assignment and Assumption of Leases and Service Contracts

Ottomatic Capital, LLC, a Texas limited liability company (“Assignor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by AEI Income & Growth Fund XXII Limited Partnership, , a Minnesota limited partnership (“Assignee”), the receipt and sufficiency of which are hereby acknowledged, has granted, sold, assigned, transferred, conveyed, and delivered and does by these presents grant, sell, assign, transfer, convey and deliver unto Assignee, all of Assignor’s rights, titles, and interests in and to the following described properties or property interests located in, affixed to, and/or arising or used in connection with the improved property with parking and other amenities (the “Property”) situated on the land in County of Waller, State of Texas, more particularly described on Exhibit 1 attached hereto and made a part hereof for all purposes:

A.
All leases for space on the Property (“Lease”), and all rents and other amounts due and payable to Assignor, as assigned to Assignee, pursuant to the Lease, together with a credit on the Closing Date (as defined below in Section 1) for the aggregate amount of all security deposits, if any, owned or held by Assignor pursuant to the Lease and all guarantees given with respect thereto, which Lease and security deposits are described on Exhibit 2 attached hereto;

B.
The service, maintenance, or management contracts relating to the ownership and operation of the Property which Assignee has elected to assume (the “Service Contracts”) and attached hereto as Exhibit 3; and

C.
Any assignable warranties relating to the Property or any portion thereof (collectively, the “Warranties”).

Assignor and Assignee hereby covenant and agree as follows:

1.
Assignee accepts the aforesaid assignment and assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor’s part to be kept and performed under the Lease (collectively, “Lessor’s Obligations”) on or after September _____, 2022 (the “Closing Date”) and any obligations of Assignor accruing under the Service Contracts on or after the Closing Date; provided that Assignor shall retain responsibility for all Lessor’s Obligations to be kept and performed under the Lease prior to the Closing Date and accruing under the Service Contracts prior to the Closing Date; and provided further, that nothing contained herein shall modify or amend the terms of the Lease, except that Assignee shall be deemed the Landlord in place of Assignor with respect to the Lease.

2.
Assignor covenants that: (1) it is not in default under the Lease; (2) it has not previously transferred, assigned, mortgaged or otherwise encumbered its leasehold interest under the Lease; and (3) it has full and lawful authority to assign the Lease as it relates to the Property to Assignee.  Assignor represents and warrants that the Lease is in full force and effect and has not been amended, except as previously disclosed to Assignee.  Assignor further represents and warrants that, to the best of its knowledge, as of the Closing Date, there are no uncured defaults by any tenant under any Lease or any event that has occurred, which with the passage of time
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would be a default by any tenant under any Lease.

3.
Assignee hereby indemnifies and agrees to hold harmless Assignor from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and court costs) which Assignor may incur, sustain, or suffer, or which may be asserted or assessed against Assignor on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Lease, the security deposits, and the Service Contracts arising on and after the Closing Date.

4.
Assignor hereby indemnifies and agrees to hold harmless Assignee from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, without limiting the generality of the foregoing, reasonable attorneys’ fees and court costs) which Assignee may incur, sustain, or suffer, or which may be asserted or assessed against Assignee on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Lease, the security deposits, and the Service Contracts arising prior to the Closing Date.

5.
The burden of the indemnities made in Sections 3 and 4 hereof shall not be assigned by Assignor or Assignee.  Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

6.
Neither this Assignment nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

7.
This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Texas, without giving effect to the conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

[Signature Page Immediately Follows]
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IN WITNESS WHEREOF the parties have executed this agreement as of the 22 day of September, 2022.

Assignor:

Ottomatic Capital, LLC
a Texas limited liability company

By: /s/ ROBERT G HAIMAN
     Robert G. Haiman

     Managing Member

Assignee:

AEI Income & Growth Fund XXII Limited Partnership,
a Minnesota limited partnership

By: AEI Fund Management XXI, Inc.,
a Minnesota corporation
Its: corporate general partner

/s/ MARNI NYGARD
By: Marni Nygard, its President

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Exhibit “1”

 Lot Two (2) of the Hempstead East Business Park, City of Hempstead, Waller County, Texas, according to the plat thereof recorded in Volume 1266, Page 836, Official Public Records of Waller County, Texas.

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EXHIBIT “2”

 Lease Agreement dated as of July 7, 2014 by and between Hempstead Complex LP, a Texas limited partnership (as successor-in-interest to Hempstead Reneal Construction LLC, a Texas limited liability company), as landlord, and Renal Treatment Centers - Southeast, LP, a Delaware limited partnership, as tenant.

Security Deposits: $0
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EXHIBIT “3”

Service contracts: NONE.
Warranties:  Carlisle Golden Seal Total Roofing System Warranty dated March 2, 2015
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